Exhibit 99.2

PROXY

SPECIAL MEETING OF SHAREHOLDERS
DELTA TRUST & BANKING CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [●], [●] and [●] and each of them proxies, with full power of substitution to vote for the undersigned all shares of the common stock of Delta Trust & Banking Corporation which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on  [●] at 8:30 A.M., and at any adjournment or adjournments thereof, upon the matters described in the accompanying Proxy Statement/ Prospectus and upon any other business that may properly come before the meeting or any adjournment thereof.  Said proxies are directed to vote or refrain from voting upon the following matters as indicated below, and otherwise to vote in their discretion:

(1)
PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER,  DATED AS OF MARCH 24, 2014, BY AND BETWEEN DELTA TRUST & BANKING CORPORATION AND SIMMONS FIRST NATIONAL CORPORATION PURSUANT TO WHICH DELTA TRUST & BANKING CORPORATION WILL MERGE WITH AND INTO SIMMONS FIRST NATIONAL CORPORATION:

(mark only one box)
[   ]  FOR
[   ]  AGAINST
[   ]  ABSTAIN

(2)	PROPOSAL TO ADJOURN THE SPECIAL MEETING OF SHAREHOLDERS, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE MERGER PROPOSAL:
(mark only one box)
[   ]  FOR
[   ]  AGAINST
[   ]  ABSTAIN

(3)	Upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1) AND (2).

The undersigned acknowledge(s) receipt with this proxy of a copy of the Notice of Special Meeting and Proxy Statement/Prospectus.

Dated: _________________, 2014.

Signature(s) of Shareholders(s)

IMPORTANT: Please date this proxy and sign your name exactly as your name appears.  If stock is held jointly, both should sign.  Persons signing in a representative or fiduciary capacity (executors, administrators, trustees, guardians, etc.) should so indicate, giving full title.

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED.